SECURITES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2003

S&T Bancorp, Inc
______________________________________________________________________

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania ___________________ (State or Other Jurisdiction of Incorporation)	0-12508 ___________________ (Commission File Number)	25-1434426 ___________________ (IRS Employer Identification No.)

43 South Ninth Street, Indiana, PA ____________________________________________ (Address of Principal Executive Offices)	15701 ___________________ Zip Code

Registrant's telephone number, including area code	(800) 325-2265 ____________________

Item 5 - Other Events

Officials of S&T Bancorp, Inc. today announced that James C. Miller, President and CEO, has entered into a plan pursuant to Rule 10b5-1 under the Securities and Exchange Act of 1934 to sell up to 70,000 shares of S&T Bancorp, Inc. common stock. These shares are issuable upon exercise of certain stock options that were issued to Mr. Miller in 1994-1996. Following the planned sales, Mr. Miller will continue to hold options to purchase 130,000 shares of S&T Bancorp, Inc. common stock. In addition, Mr. Miller and his immediate family will continue to own, directly or indirectly, more than 50,000 shares of S&T Bancorp. Inc. common stock. This 10b5-1 plan was established by Mr. Miller as part of his personal financial planning.

ITEM 7 - Financial Statements, Proforma Financial Information and Exhibits

(c) Exhibits

(99) Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

August 29, 2003	S&T Bancorp, Inc. /s/ Robert E. Rout Robert E. Rout Executive Vice President, Chief Financial Officer and Secretary